Exhibit 10.4

                                    AGREEMENT
                                    ---------

By this Agreement, entered into as of this ___ day of April, 1998, the parties identified below state, confirm, represent, warrant and agree as follows:

1.       PARTIES

         1.1. Champion. Champion Financial Corporation ("Champion") is a corporation organized and existing under and by virtue of the laws of the State of Utah, with its principal place of business in Scottsdale, Arizona.

         1.2. Caliendo. Paul F. Caliendo ("Caliendo") is, and was at all times material hereto, a resident of Maricopa County, Arizona.

         1.3. Carder. Stephen J. Carder ("Carder") is, and was at all times material hereto, a resident of Maricopa County, Arizona.

         1.4. Engelbrecht. Zirk Engelbrecht ("Zirk") and Marcy Engelbrecht ("Marcy") (hereinafter sometimes collectively referred to as "Engelbrecht") are, and at all times material hereto, were residents of the State of Maryland.

         1.5. InfoPlan. InfoPlan Partners LLC is, and was at all times material hereto, a limited liability company for which InfoPlan Inc., serves as the managing member. At all times material hereto, Engelbrecht has controlled, and at this time controls, InfoPlan Partners LLC through their control of InfoPlan Inc.

         1.6. Pension Trust. The Law Office of Marcy M. Hallock Pension Plan ("Pension Trust") is, and was at all times material hereto, the beneficial owner of 200,000 shares of the common stock of Champion.

         1.7. RRG: Risk Resolution Group ("RRG') was, at certain times material hereto, the beneficial owner of up to 1.5 million shares of the common stock of Champion.

         1.8.     InfoPlan  Parties.   Engelbrecht,   InfoPlan  Partners,   LLC,
                  InfoPlan,   Inc.,   Pension  Trust  and  RRG  shall  hereunder
                  sometimes be referred to as the "InfoPlan Parties."

2.       RECITALS

         2.1. Merger Agreement. On or about January 6, 1997, Champion entered into an Agreement and Plan of Merger with National Health Benefits and Casualty Corporation ("NHBC") pursuant to which NHBC became a wholly owned subsidiary of Champion and Carder and Caliendo, as the sole shareholders of NHBC, each received 1.1 million shares of the common stock of Champion (the "NHBC Merger'). Pursuant to the Agreement and Plan of Merger, Carder and Caliendo were elected to the Board of Directors of Champion, Caliendo was appointed to serve as Champion's President and Chief Executive Officer and Carder was appointed to serve as Champion's Executive Vice President and Chief Financial Officer.

         2.2. RRG Proxy. On or about January 8, 1997, RRG, acting through its authorized agent, Zirk, executed and delivered to Carder and Caliendo an irrevocable proxy granting to Carder and Caliendo the right to vote 1.5 million shares of the common stock of Champion beneficially owned by RRG. A copy of that proxy is attached hereto and incorporated herein as Exhibit "A."

         2.3. InfoPlan Proxy. On or about April 1, 1997, InfoPlan LLC, acting through its authorized agent Zirk, executed and delivered to Carder and Caliendo an irrevocable proxy with respect to 1 million shares of the common stock of Champion and beneficially held by InfoPlan Partners LLC, in the form attached hereto and incorporated herein as Exhibit "B."

         2.4. Pension Trust Proxy. On or about May 29, 1997, the Pension Trust, acting through its authorized agent Marcy, executed and delivered to Caliendo a proxy with respect to 200,000 shares of the common stock of Champion, in the form attached hereto and incorporated herein as Exhibit "C."

         2.5. Subscription Agreement. On or about October 24, 1997, InfoPlan Inc. executed and delivered to Champion a Subscription Agreement which provided for the purchase by InfoPlan LLC of 500,000 shares of the common stock of Champion at $6.00 per share, in the form attached hereto and incorporated herein as Exhibit "D."

         2.6. Stock Trading Activity. At various times since the NHBC Merger, Caliendo, Carder, InfoPlan and Engelbrecht have engaged in one or more transactions with respect to the common stock of Champion owned by each of them.

         2.7. Proxy Solicitation Activity. At various times since the NHBC Merger, the InfoPlan Parties and their affiliates and agents, have obtained and/or attempted to obtain proxy appointments for purposes of permitting them to vote a majority of the outstanding issued common stock of Champion.

         2.8. January 20, 1998 Letter; Board of Directors Inquiry. On or about January 20, 1998, InfoPlan Partners LLC, acting through its authorized agents, Engelbrecht, executed and delivered to Caliendo, the letter which is attached hereto and incorporated herein as Exhibit "E." As a result of that letter, the Board of Directors of Champion has undertaken a formal inquiry into the allegations and statements made in that letter.

         2.9. Stateman Transaction. The InfoPlan Parties have entered into certain agreements with Thomas Stateman and/or his affiliates with respect to the registration rights of certain common stock of Champion held by Thomas Stateman (the "Stateman Agreement') and may have entered into agreements with other third parties relating to Champion and its securities.

         2.10. Purpose of Agreement. Various disputes have arisen between and among the parties to this Agreement concerning the NHBC Merger, the RRG Proxy, the InfoPlan Proxy, the Pension Trust Proxy, certain stock transactions and certain proxy solicitation activity, as well as with respect to the management of the business affairs of Champion. Without admitting or denying the existence of any past violations of any law or regulation or any liability one to the other, the parties desire to enter into this Agreement for the purpose of resolving their disputes to assure that their future actions with respect to Champion are conducted in strict conformity with all federal and state laws applicable to Champion and its securities.

         2.11. Recitals Part of Agreement. The matters set forth in Articles 1 and 2 of this Agreement are and shall be deemed to be material and operative provisions of this Agreement and not mere recitals.



3.       TERMS OF AGREEMENT

         3.1. Changes in the Management of Champion. Effective immediately, Champion, acting through its Board of Directors, shall effect certain management and personnel changes. Specifically, Caliendo resigned as Chairman and a Director of Champion immediately after the adjournment of the April 9, 1998 Board of Directors' meeting. Carder shall immediately become the President and Chief Executive Officer of Champion. Champion agrees to pay Caliendo a severance payment of $294,000 payable in twenty-four (24) equal payments of $12,250.00, with the first payment due May 1, 1998 and a like payment on the first day of each of the next succeeding twenty-three (23) months. Caliendo's current medical insurance coverage shall continue and be paid through Champion up to and including April 30, 1999. Caliendo will be on paid vacation through April 30, 1998. Champion and Caliendo agree that Caliendo will not be re-employed or re-appointed to the Champion Board of Directors so long as the Proxy granted in Section 3.6 remains in effect.

         3.2. Stock Transfers. Caliendo and Carder shall each immediately request transfer of and promptly cause delivery to InfoPlan LLC 25,000 shares of common stock of Champion. In recognition for all services performed and consideration granted or claimed to be performed or granted by InfoPlan Partners in connection with Champion's recent HealthStar acquisition, Champion shall immediately issue to InfoPlan Partners LLC 100,000 shares of its common stock, which shall, upon issuance, be fully paid and non-assessable.

         3.3. Legend. InfoPlan Partners LLC and the other InfoPlan Parties acknowledge that the shares to be transferred pursuant to
                  Section 3.2 will be "restricted shares" and that they will bear the following legend:

                           The securities represented by this Certificate have not been registered under the Securities Act of 1933 or any state securities law. Such securities may not be sold or transferred in the absence of such registration unless an exemption from registration is available.

         3.4. Retention of Appropriate Advisors. Champion will use its best efforts to retain within one hundred twenty (120) days such investment banking and investment relations advisory professionals as the Board of Directors, in its discretion, deems necessary and appropriate.

         3.5. No Proxy Contest. In consideration for the commitments, undertakings and stock transfers provided for herein, the InfoPlan Parties agree that neither they, nor any of their respective Affiliates, directors, agents, members, shareholders or beneficial owners will, either alone, or in concert with each other or any other person or entity, solicit, induce, encourage or seek to obtain, or cause, solicit, encourage or induce any other person or entity to solicit or seek to obtain, a proxy or other authority to vote with respect to any securities of Champion, including but not limited to the common stock of Champion, until the earlier of
                  (i) a date which is two (2) years from the date of this Agreement; or (ii) the date which is ninety days prior to the third annual meeting of shareholders of Champion held following the date of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall prohibit InfoPlan Parties from engaging in communications which encourage other shareholders of Champion to grant their proxy to vote Champion securities to those persons appointed by the Board of Directors of Champion to solicit proxies in connection with any meeting of Champion shareholders.

         3.6. Grant of Proxy. InfoPlan Partners LLC, InfoPlan Inc., RRG, Engelbrecht and the Pension Trust, hereby irrevocably appoint the Board of Directors of Champion, or its designees, with full power of substitution, as their proxy agent(s) ("Proxy Agent") with the authority to vote any and all shares of the common stock of Champion held by them or any Affiliate (as hereinunder defined) on this date, or on any record date established by the Board of Directors with respect to the Annual Meeting of the Shareholders of Champion to be conducted during calendar year 1998 ("1998 Annual Meeting"), or any adjournments thereof with respect to any and all matters to be submitted to the shareholders at such meeting, including but not limited to, the election of directors, the ratification of auditors, the adoption of one or more stock option or other benefit plans, reincorporation of Champion in a state other than Utah pursuant to a change of domicile merger, and any shareholder proposals, or any other matter to be presented at such 1998 Annual Meeting. The InfoPlan Parties further agree to execute and deliver upon request and without the payment of additional consideration, such additional documentation as the Board of Directors of Champion may deem necessary and appropriate to effectuate the foregoing proxy appointment, including but not limited to the execution of separate proxy documentation. Notwithstanding the foregoing commitment to execute such additional documentation, the parties hereto agree that a copy of this Agreement may be presented to the Inspector of Elections appointed in connection with the 1998 Annual Meeting for purposes of evidencing the grant of the proxy contained herein. InfoPlan Partners LLC, InfoPlan Inc., RRG, Engelbrecht, and the Pension Trust hereby agree to waive any right that they or any Affiliate may have to cancel this irrevocable proxy at any time prior to the 1998 Annual Meeting and further acknowledge and agree that the irrevocable proxy granted hereby meets the standards for irrevocability under Utah Code Annotated Section 16-10(a)-722 and that it is coupled with an interest. For purposes of this Agreement, as it relates to the InfoPlan Parties, the term "Affiliate" shall mean (i) any person or entity who controls, who is controlled by, or is under common control with any of the InfoPlan Parties; or (ii) any person who has a contract, agreement, arrangement or understanding with any of the InfoPlan Parties, with respect to the voting, acquisition or disposition of Champion Securities.

         3.7. Securities Compliance. The InfoPlan Parties hereby agree to conduct all future activities with respect to the sale, purchase, or transfer of the securities of Champion and/or the solicitation of proxies with respect to voting rights of Champion securities in strict compliance with all federal and state securities laws. Without limiting the generality of the foregoing, the InfoPlan parties agree to immediately amend the Report on Form 13D previously filed by some of such parties with respect to the securities of Champion to accurately reflect the relationships between and among the InfoPlan Parties, and to accurately describe the provisions of Sections
                  3.5 and 3.6 of this Agreement as they may affect voting rights of the InfoPlan Parties with respect to the common stock of Champion. Additionally, the InfoPlan parties agree that they will file and keep current all reports required by Section 16 of the Securities and Exchange Act of 1934.

         3.8. Limitations on Company Communications. The InfoPlan parties agree that, for purposes of assisting them in their compliance with federal and state securities laws, that all future communications between the InfoPlan Parties and Champion shall be made through Champion's General Counsel, Kevin J. Ryan, Esq. or any successor appointed by the Board of Directors for such purpose but pursuant to Notice given in accordance with
                  Section 5.1 herein.

         3.9. Limitation on Activities. From and after the date of this Agreement, the InfoPlan Parties agree that they will refrain, and will cause their respective directors officers, members and Affiliates to refrain from, engaging in investment banking, shareholder relations, investor relations, market relations or any other similar activities for or on behalf of Champion and that the only communications or activities that they will engage in with respect to Champion or its securities will be those activities appropriate for a non-employee shareholder of a public company.

         3.10. Availability of Equitable Relief. The InfoPlan Parties acknowledge and agree that the obligations undertaken by them under this Agreement are special, unique and of an extraordinary character, and that Champion and it shareholders, officers and directors could not be adequately compensated by money damages for a breach of any of the provisions of this Agreement by the InfoPlan Parties. In the event that any provision of this Agreement is breached by the InfoPlan Parties, Champion shall be entitled to obtain (i) an injunction restraining such breach or threatened breach; (ii) specific performance of any provision of this Agreement including but not limited to the provisions of Sections 3.5, 3.6, 3.7, 3.8 and 3.9 or (iii) an order in the nature of a declaratory judgment declaring that the proxy granted by
                  Section 3.6 is valid and irrevocable, in addition to any other right or remedy available to Champion. The InfoPlan Parties agree that a bond or other security shall not be a condition to the issuance of such injunction and/or for the ordering of such specific performance.

         3.11. Stateman Agreement. The InfoPlan Parties acknowledge that they shall have sole responsibility to Stateman for the Stateman Agreement and that they will hold Champion and its officers, directors, agents and affiliates harmless from any and all costs, expenses and damages relating thereto, or to any other agreements, arrangements or understandings between any of The InfoPlan parties and any other person or entity.

         3.12. Relief. The InfoPlan parties hereby release and discharge Champion, Caliendo and Carder, and their present and future directors, officers, representatives, employees, attorneys, advisors, agents, affiliates, subsidiaries, associates, predecessors, heirs, executors, administrators, successors and assigns from any and all claims, actions, complaints, causes of action, debts, liabilities, demands or suits (each individually a "Claim" and collectively "Claims") at law or in equity, known or unknown, fixed or contingent, contract or tort, which they now have or could assert by reason of actions, events or transactions in any way relating to the Subscription Agreement, the InfoPlan Proxy, the RRG Proxy, or the Pension Trust Proxy. Champion, Carder and Caliendo hereby release and discharge the InfoPlan parties and their respective present, former and future directors, officers, members, representatives, employees, agents, attorneys, advisors, affiliates, associates, predecessors, heirs, executors, administrators, successors and assigns from any and all Claims at law or in equity, known or unknown, fixed or contingent, contract or tort, which they now have or could assert by reason of actions, events or transactions, in any way relating to the Subscription Agreement, the InfoPlan Proxy, the RRG Proxy, or the Pension Trust Proxy.

                  Champion hereby releases and discharges Caliendo from any and all claims, in any way relating to Champion and its subsidiaries, on or prior to the date of this Agreement, including any claims relating to Caliendo's acting as a director or officer of Champion. Champion agrees to indemnify and hold Caliendo harmless from any Claims made against him arising from acts as an Officer or Director of Champion provided such acts were done in good faith and did not constitute gross negligence or willful misconduct. Caliendo hereby releases Champion and its subsidiaries and their respective present, former and future directors, officers, members, representatives, employees, agents, attorneys, advisors, affiliates, associates, predecessors, heirs, executors, administrators, successors and assigns from any and all claims, in any way relating to National Health Benefits Corporation, an Arizona corporation, including any claim by Rob Galloway against National Health Benefits Corporation.

         3.13. No Disparagement. The InfoPlan Parties, Caliendo, Carder and Champion each agree that none of the parties shall make any disparaging or negative statement (or statements construed to be such), oral or written to anyone concerning or in any way relating to the issues covered in this Agreement.

4.       GENERAL

         4.1. Notices. Any notice or other communication relating to this Agreement and any and all communications which might become necessary to effectuate the purposes of this Agreement, shall be delivered to the parties by certified mail, facsimile, a recognized overnight national delivery service, at the following addresses:

                  If to any of the
                  InfoPlan Parties:          Zirk Engelbrecht, President
                                             InfoPlan Inc.
                                             19 Hillsyde Court
                                             Cockeysville, Maryland  21030
                                             Fax:  (410) 628-1112

                  If to Champion:            Champion Financial Corporation
                                             9495 East San Salvador Drive
                                             Scottsdale, Arizona  85258
                                             Fax:  (602) 451-9624
                                             Attention:  President

                  with copies to:            Kevin J. Ryan, Esq.
                                             Vice President & General Counsel
                                             Champion Financial Corporation
                                             8745 West Higgins Road
                                             Suite 300
                                             Chicago, Illinois  60631
                                             Fax:  (773) 693-7908

                  and:                       Bryan Cave LLP
                                             2800 North Central Avenue
                                             Suite 2100
                                             Phoenix, Arizona  85004
                                             Fax:  (602) 266-5938

                  If to Caliendo:            Paul F. Caliendo
                                             8075 East Dale Lane
                                             Scottsdale, Arizona  85262
                                             Fax:  (602) 473-3089

                  If to Carder:              Stephen J. Carder
                                             Champion Financial Corporation
                                             9495 East San Salvador Drive
                                             Scottsdale, Arizona  85258
                                             Fax:  (602) 451-9624

         4.2.     Parties Benefited. This Agreement is made for the benefit and
                  protection  of  the  parties   hereto.   No  other  person  or
                  organization shall have any right of action or defense based hereon.

         4.3. Modifications. No modification or amendment to this Agreement shall be valid, unless in writing and signed by the parties to this Agreement.

         4.4.     Parties Bound. This Agreement shall be binding on and inure to
                  the   benefit   of  the   heirs,   personal   representatives,
                  predecessors, successors and assigns of the parties hereto.

         4.5. Revocation of Prior Proxies. This Agreement shall serve as a revocation of, and a consent to the revocation of, the RRG Proxy, the InfoPlan Proxy and the Pension Trust Proxy by all parties thereto and hereto.

         4.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and legal representatives.

         4.7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona applicable to agreements made or to be performed entirely within such state, without regard to the conflict of law principles of such state.

         4.8. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall together be considered one and the same agreement, and shall become effective when one or more of such counterparts have been signed by each of the parties.

         4.9. Severability. In the event that any terminal provision of this Agreement is declared to be invalid or illegal, for any reason, this Agreement shall remain in full force and effect and the same shall be interpreted as though such invalid or illegal provision was not a part hereof.

         4.10. Attorneys' Fees. In the event that any party hereto is required to commence or otherwise participate in an action or other proceeding to enforce any right arising under this Agreement, the party prevailing in such action or other proceeding shall be entitled to recover all costs and attorneys' fees, such fees to be set by the court or other tribunal, and not by the jury.

         4.11. Additional Instruments and Actions. The parties hereto expressly agree to execute any or further additional instruments as may be required, or to perform any other act necessary to effectuate and carry out the purposes of this Agreement, without the payment of additional consideration.

         4.12. Integration. This Agreement and its exhibits, together with any documents executed and delivered pursuant hereto, embody the full and complete understanding and agreement of the parties hereto with respect to the matters addressed herein and supersedes all prior understandings or agreements, whether oral or in writing, and all contemporaneous oral understandings or agreements.

         4.13. Headings; Interpretation. The headings used herein are used for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and delivered as of the date hereof.

                         CHAMPION FINANCIAL CORPORATION

                         By:
                            ----------------------------
                         Its
                              --------------------------
                              Acting President and Chief
                              Operating Officer


                         PAUL F. CALIENDO


                         -------------------------------

                         STEPHEN J. CARDER


                         -------------------------------

                         ZIRK ENGELBRECHT


                         -------------------------------

                         MARCY ENGELBRECHT


                         -------------------------------

                         INFOPLAN PARTNERS LLC, by
                         INFOPLAN PARTNERS INC.

                         By:
                            ----------------------------
                         Its
                              --------------------------

                         INFOPLAN INC.

                         By:
                            ----------------------------
                         Its
                              --------------------------


                         RISK RESOLUTION GROUP

                         By:
                            ----------------------------
                         Its
                              --------------------------

                         LAW OFFICE OF MARCY M. HALLOCK PENSION PLAN

                         By:
                            ----------------------------
                         Its
                              --------------------------
                                                                          Page 9